UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

LOGILITY SUPPLY CHAIN SOLUTIONS, INC.
(Exact name of Registrant as Specified in Its Charter)

Georgia	0-12456	58-1098795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E., Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 261-4381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LGTY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTION

On April 4, 2025 (the “Closing Date”), Update Merger Sub, Inc., a Georgia corporation (“Merger Sub”) and a wholly owned subsidiary of Aptean, Inc., a Delaware Corporation (“Aptean”), completed its merger (the “Merger”) with and into Logility Supply Chain Solutions, Inc. (“Logility” or the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated January 24, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Aptean, Merger Sub, and the Company. The Company was the surviving corporation in the Merger (the “surviving corporation”) and, as a result, is now a wholly owned subsidiary of Aptean.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

As of the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.10 per share (“Company common stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company as treasury stock, shares owned by any subsidiary of the Company, shares held by Aptean or Merger Sub or any of their wholly owned subsidiaries and shares owned by shareholders who were entitled to exercise and have properly exercised dissenters’ rights under the Georgia Business Corporation Code) was converted into the right to receive $14.30 in cash, without interest (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, as of the Effective Time:

•
each outstanding and unexercised Company stock option granted under the Company’s equity compensation plans (each, a “Company Option”), whether vested or unvested, was cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company common stock subject to such Company Option multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share, subject to applicable tax withholding, provided that each Company Option that had an exercise price per share that was equal to or greater than the Merger Consideration was cancelled for no consideration; and

•
each outstanding Company restricted stock unit granted under the Company’s equity compensation plans, whether vested or unvested, was cancelled and converted into the right to receive a cash payment equal to the Merger Consideration, subject to applicable tax withholding.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on January 28, 2025 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and of its intent to remove the Company common stock from listing on Nasdaq and requested that Nasdaq (i) suspend trading of the Company common stock on the Nasdaq and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company common stock will no longer be listed on Nasdaq.

Upon effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. Accordingly, at the Effective Time, the holders of such shares of Company common stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Aptean.

On the Closing Date, Aptean paid $14.30 in cash, without interest, for each share of the Company common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company as treasury stock, shares owned by any subsidiary of the Company, shares held by Aptean or Merger Sub or any of their wholly owned subsidiaries and shares owned by shareholders who were entitled to exercise and have properly exercised dissenters’ rights under the Georgia Business Corporation Code). Aptean obtained financing to complete the Merger and the related transactions and to pay related fees and expenses (the “Financing”). The Financing consisted of a senior secured specified delayed draw term loan facility under Aptean’s existing credit facility. Neither the Financing nor the availability of any funds or other financing to Aptean or any of its affiliates was a condition to the consummation of the Merger or the related transactions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Telukutla Venkata Nasara Reddy and Katherine Dunn, became the directors of the surviving corporation. As of the Effective Time, all directors of the Company serving as of immediately prior to the Effective Time, consisting of James B. Miller, Jr., Allan Dow, W. Dennis Hogue, Matthew G. McKenna, Celena Matlock, Thomas L. Newberry, V., Lizanne Thomas, and Nicole Wu, resigned from the board of directors of the Company including any committees thereof on which they served.

Additionally, as of the Effective Time, all officers of the Company immediately prior to the Effective Time resigned and ceased serving as officers of the Company. As a result of the Merger, the following persons became officers of the Company: Telukutla Venkata Nasara Reddy, Brad Debold and Katherine Dunn.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, (i) the articles of incorporation of the surviving corporation were amended and restated in their entirety and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the surviving corporation, in accordance with the terms of the Merger Agreement (except that references to the name of Merger Sub were replaced by the name of the Company).

Copies of such amended and restated articles of incorporation and amended and restated bylaws, as in effect immediately following the Effective Time, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events.

On April 4, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated January 24, 2025, by and among Aptean, Inc., Update Merger Sub, Inc. and Logility Supply Chain Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2025).*

3.1	Third Amended and Restated Articles of Incorporation of Logility Supply Chain Solutions, Inc.

3.2	Amended and Restated Bylaws of Logility Supply Chain Solutions, Inc.

99.1	Press Release, dated April 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2025	LOGILITY SUPPLY CHAIN SOLUTIONS, INC.

	By:	/s/ Brad Debold
		Name:	Brad Debold
		Title:	Authorized Signatory